UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2006

GENERAL GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-82277

(Commission File Number)

76-0594911

(IRS Employer Identification No.)

1 E. Liberty St., Suite 6000, Reno, Nevada 89501

(Address of principal executive offices and Zip Code)

480-603-5100

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On February 1, 2006, we decided to engage new auditors as our independent accountants to audit our financial statements. Our board of directors approved the change of accountants to Moore & Associates, an independent registered firm of Chartered Accountants and Advisors. Accordingly, we dismissed Manning Elliott, Chartered Accountants, on February 1, 2006.

During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Manning Elliott, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Manning Elliott, for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals, except that Manning Elliott expressed in their report substantial doubt about our ability to continue as a going concern. The decision to change accountants was based on the determination by our board of directors that such a step was necessary in order that our auditors be located in the same city as our head offices and as such be more accessible to the company.

We provided Manning Elliott with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. As the letter from Manning Elliott was not available at the time of filing this Current Report on Form 8-K, we will file such letter with the SEC within ten (10) business days after the filing of this Current Report on Form 8-K, or within two (2) business days of receipt of such letter, whichever is earlier.

We have engaged the firm of Moore & Associates as of February 1, 2006. Manning Elliott was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GOLD CORPORATION

/s/ William Whittle

William Whittle, President

Date: February 1, 2006